Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Aurios Inc. for the quarter ended September 30, 2013, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Quarterly Report on Form 10-Q of Aurios Inc. for the quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, fairly presents in all material respects, the financial condition and results of operations of Aurios Inc.

By:	/s/ Paul Attaway
Name:	Paul Attaway
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	November 20, 2013